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                                                                    EXHIBIT 10.2


                                    FORM OF
                              AMHERST FEE AGREEMENT

         This Amherst Fee Agreement (this "FEE AGREEMENT") is entered into as of __________, 1998 by and among I-FLOW Corporation, a California corporation ("I-FLOW"), I-Flow Subsidiary, Inc., a California corporation and wholly owned subsidiary of I-FLOW ("I-FLOWSUB"), Venture Medical, Inc., a Michigan corporation ("VMI"), Infusystems II, Inc., a Michigan corporation, ("INFUSYSTEM"), the undersigned shareholders of VMI (the "VMI SHAREHOLDERS"), the undersigned shareholders of INFUSYSTEM (the "INFUSYSTEM SHAREHOLDERS"), and Amherst Capital Partners, L.L.C., a limited liability company formed under the laws of the State of Michigan ("AMHERST"). Capitalized terms used but not defined herein shall have their defined meaning set forth in the Merger Agreement (as hereinafter defined).

                                    RECITALS

         WHEREAS, I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders have entered into that certain Agreement and Plan of Merger dated as of even date herewith (the "MERGER AGREEMENT");

         WHEREAS, the Merger Agreement provides for the merger of VMI and INFUSYSTEM with and into I-FLOWSUB (the "MERGER"); and

         WHEREAS, Section 7.1(f) of the Merger Agreement requires that I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI Shareholders, the INFUSYSTEM Shareholders and AMHERST enter into an agreement providing for the payment by I-FLOWSUB of up to Two Hundred Thousand Dollars ($200,000) of AMHERST's fees and expenses in connection with the Merger and payment by the VMI Shareholders and the INFUSYSTEM Shareholders of any additional amounts due to AMHERST in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises set forth above and the covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties hereby agree as follows.

                                    AGREEMENT

         1.       PAYMENT.

                  (a) Amount. I-FLOWSUB shall pay up to Two Hundred Thousand Dollars ($200,000) to AMHERST for fees and expenses incurred by Amherst in connection with the Merger (the "MERGER FEE").

                  (b) Form of Payment. The Merger Fee shall be payable in unregistered shares of common stock, no par value, of I-FLOW (the "FEE SHARES") which shares shall be valued based on the average closing price of I-FLOW common stock for the period beginning fifteen (15) trading days and ending five (5) trading days immediately preceding the Closing Date (the "CLOSING VALUE"). I-FLOW shall use its commercially reasonable best efforts to cause the Fee



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Shares to be registered under the Securities Act of 1933, as amended, within six
(6) months of the Closing Date.

                  (c) Payment Date. The Merger Fee shall be paid by I-FLOWSUB to AMHERST not later than ten (10) calendar days after the Effective Time.

                  (d) Valuation Floor. In the event that the average closing price of I-FLOW common stock on the Nasdaq Small Cap Market for the twenty trading day period immediately preceding the six-month anniversary of the Closing (the "SIX MONTH VALUE") is less than the Closing Value (subject to normal and customary adjustment in the event of a stock split or similar event), I-FLOW will promptly pay to AMHERST as an additional fee the "SHORTFALL". For purposes hereof, the Shortfall shall be the greater of zero or that dollar amount calculated pursuant to the following calculation:

Step 1: Subtract the aggregate number of Fee Shares sold by AMHERST from the number of Fee Shares initially issued pursuant to Section 1(b) hereof (the "NUMBER OF PRICE-GUARANTEED SHARES").

Step 2: Subtract the Six Month Value from the Closing Value (the "PRICE DIFFERENTIAL").

Step 3: Multiply the Price Differential by the Number of Price-Guaranteed Shares (the "SHORTFALL").

         At its election, I-FLOW may pay the Shortfall, if any, by the issuance of additional shares of I-FLOW common stock valued at the Six Month Value, in cash, or in any combination of I-FLOW common stock and cash.

                  (e) Additional Payments.

                      (i) Notwithstanding any resolution, consent or separate covenant of the Board of Directors of VMI, the Board of Directors of INFUSYSTEM, the VMI Shareholders and/or the INFUSYSTEM Shareholders to the contrary, the VMI Shareholders and the INFUSYSTEM Shareholders shall pay to AMHERST any amounts exceeding the Merger Fee that are due to AMHERST in connection with the Merger or otherwise including, without limitation, any additional amounts that may be due to AMHERST pursuant to that certain Letter Agreement dated February 14, 1997 by and among AMHERST, VMI and INFUSYSTEM and any amendments thereto (the "LETTER AGREEMENT").

                      (ii) AMHERST acknowledges and agrees that, than the amounts agreed to be paid by the VMI Shareholders and the INFUSYSTEM Shareholders pursuant to the Letter Agreement, no additional amounts are due from VMI, INFUSYSTEM, the VMI Shareholders or the INFUSYSTEM Shareholders and it shall not seek to recover any additional amounts from the VMI Shareholders or the INFUSYSTEM Shareholders in connection with the Merger, this Fee Agreement, the Letter Agreement, or otherwise.

                      (iii) AMHERST acknowledges and agrees that, than the Merger Fee and the Shortfall, if any, no additional amounts are due from I-FLOW, I-FLOWSUB, the



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Surviving Corporation or their respective directors, officers, employees, agents, financial advisors, counsel and other representatives (the "I-FLOW AFFILIATES") and it shall not seek to recover any additional amounts from I-FLOW, I-FLOWSUB, the Surviving Corporation or the I-Flow Affiliates in connection with the Merger, this Fee Agreement, the Letter Agreement or otherwise.

         2.       GENERAL PROVISIONS.

                  (a) Governing Law. This Fee Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Michigan.

                  (b) Entire Agreement. This Fee Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Fee Agreement.

                  (c) Modifications and Amendments. This Fee Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged.

                  (d) Successor and Assigns. This Fee Agreement and the provisions hereof shall be binding upon and inure to the benefit of the respective parties and the heirs, successors, assigns and personal representatives of each of them.

                  (e) Attorneys' Fees. If any action, suit or proceeding is filed by any party to enforce this Fee Agreement or otherwise with respect to the subject matter of this Fee Agreement, the prevailing party or parties shall be entitled to recover its actual attorneys' fees and disbursements incurred in connection with such action, suit or proceeding.

                  (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI
Shareholders and the INFUSYSTEM Shareholders have caused this Fee Agreement to be duly executed and delivered as of the date first written above.

I-FLOW CORPORATION,                                 VENTURE MEDICAL, INC.,
A CALIFORNIA CORPORATION                            A MICHIGAN CORPORATION


By:  __________________________                    By:__________________________
     Donald M. Earhart                                   Steven E. Watkins
     President and Chief Executive Officer               President

By: ___________________________                     By:_________________________
     James J. Dal Porto                                  Stephen Krstevich
     Assistant Secretary                                 Secretary


I-FLOW SUBSIDIARY, INC.,                            INFUSYSTEMS II, INC.,
A CALIFORNIA CORPORATION                            A MICHIGAN CORPORATION


By:____________________________                     By:_________________________
     James J. Dal Porto                                  Steven E. Watkins
     President and Chief Executive Officer               President

By: ___________________________                     By: ________________________
     Gayle L. Arnold                                     Stephen Krstevich
     Secretary                                           Secretary

AMHERST CAPITAL PARTNERS, L.L.C.,
A LIMITED LIABILITY COMPANY FORMED UNDER THE LAWS
OF THE STATE OF MICHIGAN


By:____________________

Name:__________________

Title:_________________



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VMI SHAREHOLDERS


By:   _________________________                      By:________________________
      Frederick L. Erlich                                  Stephen Krstevich



By:   _________________________                      By:________________________
      Steven E. Watkins                                    Richard Moss



By:   _________________________
      Fredrick Kamienny



INFUSYSTEM SHAREHOLDERS


By:   _________________________                      By:________________________
      Frederick L. Erlich                                  Richard Moss




By:   _________________________                      By:________________________
      Stephen Krstevich                                    Fredrick Kamienny




By:   _________________________                      By:________________________
      Steven E. Watkins                                    Scott Spinka



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